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                                                                     Exhibit 5.1

                                                 January 24, 1997



The Board of Directors
Redwood Trust, Inc.
591 Redwood Highway
Suite 3100
Mill Valley, CA  94941

                  Re: Supplemental Prospectus to Registration Statement on Form S-3 (Registration No. 333-11665; declared effective September 19, 1996)

Ladies and Gentlemen:

                  We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), and the sale by Redwood Trust, Inc., a Maryland corporation (the "Company"), of an aggregate of 750,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock" or the "Shares") pursuant to the Underwriting Agreement, dated January 23, 1997, between the Company and Montgomery Securities (the "Underwriting Agreement").

                  This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Universal Shelf Registration Statement on Form S-3, relating, among other securities, to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on September 10, 1996, as amended and declared effective by the Commission on September 19, 1996 (together with all exhibits thereto, the "Registration Statement"), (ii) the Supplemental Prospectus to the Registration Statement pursuant to Rule
424(b)(5) of the Rules and Regulations promulgated under the Securities Act, relating to the Shares (the "Supplemental Prospectus"), (iii) the Charter of the Company, as amended, (iv)
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The Board of Directors
Redwood Trust, Inc.
January 24, 1997
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the Bylaws of the Company in effect as of the date hereof, (v) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the filing of the Supplemental Prospectus, and the previous filing and effectiveness of the Registration Statement, adopted by the Board of Directors, and resolutions of the Pricing Committee relating to the pricing of the Shares and the Underwriting Agreement, adopted at a meeting on January 23, 1997, and
(vi) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the practice of law in the State of California and we do not express any opinion as to the laws of any other jurisdiction, except for those matters of Maryland law for which we have relied solely upon the legal opinion of Piper & Marbury L.L.P., Baltimore, Maryland, dated on or about the date hereof.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company in the offering, described in the Registration Statement, have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to Form 8-K, and its incorporation by reference as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of
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The Board of Directors
Redwood Trust, Inc.
January 24, 1997
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the Securities Act or under the rules and regulations of the
Commission promulgated thereunder.

                                         Very truly yours,


                                         /s/ Tobin & Tobin